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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-90786) and in the Registration Statements on
Form S-8 (Nos. 333-97417, 333-84352, 333-84346, 333-62806, 333-62808, 333-29993,
33-65187, 33-65185, 33-65183, 33-65181, 33-31530, 33-17963, 2-79437 and 2-47905)
of The Goodyear Tire & Rubber Company of our report dated May 18, 2004, relating to the financial statements and financial statement schedules, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Cleveland, Ohio

May 18, 2004